UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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MFRI, INC.
(name of registrant as specified in its charter)
_________________________________________
(name of person(s) filing proxy statement, if other than registrant)

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7720 N. Lehigh Avenue
Niles, Illinois 60714

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Thursday June 20, 2013
10:00 a.m. Central Time

The Hilton Rosemont Chicago O'Hare
5550 North River Road
Rosemont, Illinois 60018

MFRI, Inc. ("Company", "Registrant") is holding its 2013 annual meeting for the following purposes:

1.to elect eight directors;

2.to vote on the 2013 Omnibus Stock Incentive Plan

3.	to approve the Company's executive compensation on an advisory basis;

4.	to conduct an advisory vote on the frequency of future advisory votes on executive compensation;

5.	to ratify the appointment of Grant Thornton LLP as the Company's independent accountant for the fiscal year ending January 31, 2014; and

6.	to transact such other business as may be properly presented at the meeting.

The Board of Directors recommends that you vote "FOR" the election of the director nominees, "FOR" adoption of the 2013 Omnibus Stock Incentive Plan , "FOR" the approval of the advisory resolution on executive compensation, "FOR" the holding of future advisory votes on executive compensation every year and
"FOR" ratification of the appointment of Grant Thornton LLP as the Company's independent accountant

Stockholders of record at the close of business on May 10, 2013 are entitled to attend and vote at the meeting.
On behalf of your Board of Directors, thank you for your continued support of MFRI, Inc.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on June 20, 2013. This Proxy Statement, the Company's 2012 Annual Report and directions to the location of the annual meeting of stockholders are available on the Company's website at www.mfri.com under: Investor's Center.

By order of the Board of Directors,
Michael D. Bennett
Secretary
June 6, 2013

MFRI, INC.
PROXY STATEMENT
For the Annual Meeting of Stockholders of MFRI, Inc.
June 20, 2013
VOTING AND OTHER INFORMATION

This Proxy Statement and the form of proxy are first being mailed on or about June 6, 2013 to stockholders of the Company. The Company's fiscal year ends January 31. Years described as 2012 and 2011 are the fiscal years ended January 31, 2013 and 2012 respectively.

Who may vote? You may vote if you were the holder of record of shares at the close of business on May 10, 2013. You are entitled to one vote on each proposal presented at the 2013 Annual Shareholders' Meeting for each share you owned at that time. If you held shares at that time in "street name" through a bank, broker, or other nominee, you must obtain a legal proxy, executed in your favor, from the institution that holds your shares as of the close of business on May 10, 2013, to be entitled to vote those shares at the meeting. As of the close of business on May 10, 2013, there were 6,937,834 shares outstanding.

What am I voting on? You are voting on:
1.the election of eight directors;
2.the adoption of the 2013 Omnibus Stock Incentive Plan;

3.	the approval of an advisory resolution on executive compensation;

4.	the holding of future advisory votes on executive compensation; and

5.	the ratification of the appointment of Grant Thornton LLP as the Company's independent accountant for the fiscal year ending January 31, 2014

In case any nominee named herein for election as a director is not available when the election occurs, proxies in the accompanying form may be voted for a substitute as well as for the other persons named herein. The Company expects all nominees to be available and knows of no matters to be brought before the meeting other than those referred to in the accompanying notice of annual meeting. If, however, any other matters come before the meeting, proxies in the accompanying form will be voted thereon in accordance with the judgment of the persons voting such proxies.

A plurality of the votes of the shares present in person or represented by proxy at the meeting will be required to elect the directors. The adoption of the 2013 Omnibus Stock Incentive Plan; the approval of an advisory resolution on executive compensation; the holding of future advisory votes on executive compensation; and the ratification of the appointment of Grant Thornton LLP as the Company's independent accountant for the fiscal year ending January 31, 2014 require the affirmative vote of a majority of the votes present in person or represented by proxy at the annual meeting on such matter in order to be approved.

What is householding? The rules of the SEC permit companies to provide a single copy of an annual report and proxy statement to households in which more than one stockholder resides ("Householding"). Stockholders who share an address and who have been previously notified that their broker, bank or other intermediary will be Householding their proxy materials will receive only one copy of the Company's Proxy Statement and 2012 Annual Report to Stockholders unless they have affirmatively objected to the Householding notice.

Stockholders sharing an address who received only one set of these materials may request a separate copy, which will be promptly sent at no cost, by contacting the Corporate Secretary of the Company orally or in writing. For future annual meetings, a stockholder may request separate annual reports or proxy statements, or may request the

Householding of such materials, by contacting the Company's Transfer Agent at the following address:

Continental Stock Transfer & Trust Company
1 Battery Place
New York, New York 10004
(212) 509-4000

What is the quorum requirement for holding the 2013 Annual Shareholders' Meeting? The presence at the annual meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock of the Company ("Common Stock") shall constitute a quorum. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote.

Can I revoke my proxy? Yes, a stockholder of record may revoke the proxy at any time prior to the voting thereof by giving written notice of such revocation to the Company in care of the Corporate Secretary at MFRI, Inc., 7720 N. Lehigh Avenue, Niles, Illinois 60714, by executing and duly and timely delivering a subsequent proxy to the same address shown immediately above, or by attending the meeting and voting in person. For shares you hold beneficially in "street name," you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares, by attending the meeting and voting in person. If you are a stockholder of record as of the record date attending the annual meeting, you may vote in person whether or not a proxy has been previously given, but your presence (without further action) at the annual meeting will not constitute revocation of a previously given proxy.

How can I access the proxy materials on the internet? You can access the proxy statement and the Annual Report from the Company's website at www.mfri.com.

How may I obtain a paper copy of the proxy materials? A copy of the Company's Annual Report on Form 10-K for the year ended January 31, 2013 filed with the SEC accompanies this Proxy Statement. Additional copies of the Annual Report on Form 10-K, this proxy statement and directions to the location of the annual meeting of stockholders may be obtained, without charge, from the Company by calling 847-966-1000, or by writing to the Company's Corporate Secretary at MFRI, Inc., 7720 N. Lehigh Avenue, Niles, Illinois 60714.

In addition to the use of the mail, proxies may be solicited by directors, officers, or employees of the Company in person, by electronic mail, by telephone or by other means. The cost of the proxy solicitations will be paid by the Company.

What is the effect of a "broker non-vote" on the proposals to be voted on at the 2013 Annual Shareholders' Meeting? Shares held by a broker, bank or other nominee that does not have authority, either express or discretionary, to vote on a particular matter is a broker non-vote. A broker non-vote is counted as present for purposes of determining the presence of a quorum and will be counted as a "no" vote on any proposal. All proposals other than the ratification of the appointment of independent accountants are not matters on which a broker may vote without your instructions. Therefore, if your shares are not registered in your name and you do not provide instructions to the record holder with respect to any proposal other than the ratification of the appointment of independent accountants, a broker non-vote as to your shares will result. The ratification of the appointment of the independent accountant is a routine item. As a result, brokers who do not receive instructions as to how to vote on that matter generally may vote on that matter at their discretion.

How do I vote? Most shareholders have a choice of voting prior to the meeting by proxy over the Internet, by telephone or by using a traditional proxy card. Refer to your proxy or voting instruction card to see which options are available to you and how to use them. The Internet and telephone voting procedures are designed to authenticate shareholders' identities and to confirm that their instructions have been properly recorded.

What if I do not specify a choice for a matter when returning a signed proxy? If the accompanying proxy form is signed and returned, the shares represented thereby will be voted; such shares will be voted in accordance with the directions on the proxy form or, in the absence of direction as to any proposal, they will be voted FOR the election of the director nominees, except to the extent authority to vote is withheld, FOR adoption of the 2013 Omnibus Stock Incentive Plan, FOR the approval of the advisory resolution on executive compensation, FOR the holding of future advisory votes on executive compensation every year and FOR ratification of the appointment of Grant Thornton LLP as the Company's independent accountant.

All stockholders are cordially invited to attend the meeting in person.

STOCK OWNERSHIP
PRINCIPAL STOCKHOLDERS

Based on filings made under Section 13(d) and Section 13(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), the following table sets forth the only persons known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, the name and address of such owner, the number of shares of Common Stock beneficially owned, the nature of such ownership and the percentage such ownership is of the outstanding shares of Common Stock. The percent ownership calculated was based upon 6,924,084 shares outstanding on January 31, 2013.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Outstanding Shares
Heartland Advisors, Inc.	576,000	(1)	8.3%
789 North Water Street
Milwaukee, WI 53202

Dimensional Fund Advisors LP	557,703	(2)	8.1%
Palisades West
Building One
6300 Bee Cave Road
Austin, Texas, 78746

David Unger	538,859	(3)	7.8%
7720 N. Lehigh Avenue
Niles, IL 60714

Edward W. Wedbush	419,046	(4)	6.1%
P.O. Box 30014
Los Angeles, CA 90030-0014

Perritt Capital Management, Inc.	393,407	(5)	5.7%
300 South Wacker Drive, Suite 2880
Chicago, IL 60606

Babson Capital Management LLC	390,940	(6)	5.6%
470 Atlantic Avenue
Boston, MA 02210-2208
________

(1)
According to a Schedule 13G/A filed February 7, 2013, as of December 31, 2012 576,000 shares of Common Stock may be deemed beneficially owned by (a) Heartland Advisors, Inc., an investment adviser, by virtue of its investment discretion and voting authority granted by certain clients, which may be revoked at any time; and (b) William J. Nasgovitz, by virtue of his control of Heartland Advisors, Inc. The Schedule states that each of Heartland Advisors, Inc. and Mr. Nasgovitz has shared voting power and shared dispositive power on 576,000 shares. Mr. Nasgovitz disclaims beneficial ownership of any shares reported on the Schedule.

(2)
According to a Schedule 13G/A filed February 11, 2013, Dimensional Fund Advisors LP, in its capacity as investment adviser, may be deemed the beneficial owner of 557,703 shares of Common Stock as of December 31, 2012,which are owned by investment advisory client(s) consisting of investment companies and certain other commingled group trusts and separate accounts. Dimensional states that it has sole voting power on 551,561 shares and sole dispositive power on 557,703 shares. Dimensional disclaims beneficial ownership of such securities.

(3)
As of January 31, 2013, includes 11,847 shares held in joint tenancy with Reporting Person's spouse, 5,923.5 of which the Reporting Person disclaims beneficial ownership. Includes 12,454 shares owned by the Reporting Person's spouse, and the Reporting Person disclaims beneficial ownership of all such shares. Also includes 38,000 shares that are subject to stock options granted by the Company that are exercisable on April 1, 2013 or will become exercisable within 60 days thereafter.

(4)
According to a Schedule 13G/A filed February 14, 2013, as of December 31, 2012, Wedbush, Inc. ("WI") has sole ownership of 207,127 shares of Common Stock; Edward W. Wedbush ("EWW") has sole ownership of 366,121 shares; and Wedbush Securities, Inc. ("WS"), a broker-dealer, has sole ownership of 25,451 shares. WI has sole power to vote on 207,127 shares, shared power to vote on 232,578 shares, sole power to dispose on 207,127 shares, and shared power to dispose on 260,052 shares. EWW has sole power to vote on 366,121 shares, shared power to vote on 384,569 shares, sole power to dispose on 366,121 shares, and shared power to dispose on 419,046 shares. WS has sole power to vote on 25,451 shares, shared power to vote on 25,451 shares, sole power to dispose on 25,451 shares, and shared power to dispose on 52,925 shares. EWW is the chairman of WI, is the president of WS, and owns approximately 50% of the outstanding shares of WI, which is the sole shareholder of WS, and, thus, EWW may be deemed the beneficial owner of the shares held by WI or WS (but disclaims ownership of such shares).

(5)
According to a Schedule 13G/A filed February 11, 2013, Perritt Capital Management, Inc., in its capacity as investment adviser, may be deemed the beneficial owner of 393,407 shares of Common Stock as of December 31, 2012, which are owned by investment advisory client(s). Perritt Capital Management, Inc. has sole voting power and sole dispositive power on 61,807 shares and has shared voting power and shared dispositive power on 331,600 shares, which represents shares beneficially owned by Perritt MicroCap Opportunities Fund, Inc., an investment company (shared voting power and shared dispositive power on 265,100 shares) and Perritt Funds, Inc., an investment company (shared voting power and shared dispositive power on 66,500 shares). Perritt Capital Management, Inc. is the investment adviser to Perritt MicroCap Opportunities Fund, Inc., and its sole series, Perritt MicroCap Opportunities Fund, and to Perritt Funds, Inc. and its sole series, Perritt Ultra MicroCap Fund.

(6)
According to a Schedule 13G/A filed February 10, 2011, Babson Capital Management LLC, in its capacity as investment adviser, may be deemed the beneficial owner of 390,940 shares of Common Stock as of December 31, 2011, which are owned by investment advisory client(s). Babson has sole voting power and sole dispositive power on 390,940 shares.

SECURITY OWNERSHIP OF OFFICERS AND DIRECTORS

The following table sets forth as of April 1, 2013, certain information concerning the ownership of Common Stock of each director, nominee and executive officer named in the Summary Compensation Table hereof ("Named Executive Officers" or "NEOs") and all directors and executive officers of the Company as a group:

Name of Beneficial Owner	Shares		Stock options exercisable within 60 days	Total	Percent of Outstanding Shares
David Unger	500,859	(1)	38,000	538,859	7.8%
Bradley E. Mautner	301,405	(2)	25,500	326,905	4.7%
Fati A. Elgendy	36,675	(3)	25,625	62,300	0.9%
Arnold F. Brookstone	34,276	(4)	3,000	37,276	*
Eugene Miller	21,125	(5)	4,625	25,750	*
Stephen B. Schwartz	14,375	(6)	8,000	22,375	*
Dennis Kessler	10,000		7,750	17,750	*
Mark A. Zorko	7,024		13,750	20,774	*
Michael J. Gade	7,000	(7)	13,750	20,750	*
David S. Barrie	—		—	—
All directors and executive officers as a group (17 persons)				1,216,028	17.5%
* Less than 1%.
__________________

(1)	Includes 11,847 shares held in joint tenancy with Reporting Person's spouse, 5,923.5 of which the Reporting Person disclaims beneficial ownership. Includes 12,454 shares owned by the Reporting Person's spouse, and the Reporting Person disclaims beneficial ownership of all such shares.

(2)
Includes 50,000 shares held in trust of which he is the beneficial owner. Also, includes 200 shares held as custodian for the Reporting Person's children, all of which the Reporting Person disclaims beneficial ownership.

(3)	Includes 36,675 shares held in joint tenancy with Reporting Person's spouse, 18,337.5 of which the Reporting Person disclaims beneficial ownership.

(4)	Includes 34,276 shares held in a trust of which the Reporting Person is trustee.

(5)	Includes 21,125 shares held in a trust of which the Reporting Person is trustee.

(6)	Includes 14,375 shares held in a trust of which the Reporting Person is trustee.

(7)	Includes 7,000 shares held in joint tenancy with Reporting Person's spouse, 3,500 of which the Reporting Person disclaims beneficial ownership.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Company's directors, executive officers and persons who own more than 10% of the Company's outstanding Common Stock report their beneficial ownership and changes in their beneficial ownership of the Company's Common Stock by filing reports with the SEC. Based solely on the Company's review of reports provided to the Company, no director, officer or owner of more than 10% of the Common Stock has failed to file on a timely basis a Statement of Beneficial Ownership of Securities on Form 3, 4 or 5 during 2012.
PROPOSAL 1 - ELECTION OF DIRECTORS

Eight individuals have been nominated by the Nominating and Corporate Governance Committee for election to a one year term at the annual meeting. All of the nominees except David S. Barrie were previously elected by the stockholders and all are currently serving as directors of the Company.

Name	Offices and Positions, if any, held with the Company; Age	First Became a Director of the Company or a Predecessor
David Unger	Director and Chairman of the Board; Age 78	1989
Bradley E. Mautner	Director, Chief Executive Officer of the Company and President; Age 57	1995
Arnold F. Brookstone	Director of the Company; Age 83	1990
Stephen B. Schwartz	Director of the Company; Age 78	1995
Dennis Kessler	Director of the Company; Age 74	1998
Michael J. Gade	Director of the Company; Age 61	2009
Mark A. Zorko	Director of the Company; Age 61	2009
David S. Barrie	Director of the Company; Age 60	2012

Information is set forth below regarding each nominee's principal occupations and employment during at least the past five years, the name and principal business of the organization in which such occupations and employment were carried on, other directorships held during at least the past five years, the person's particular areas of expertise or other relevant qualifications and the specific experience, qualifications, attributes or skills that led to the conclusion that the person should serve as a Director for the Company.

David Unger has been employed by the Company and its predecessors for his entire business career, since 1958. He became Chairman of the Board in 1989. He was the Chief Executive Officer, ("CEO") of the Company from 1989 to January 31, 2013 and the President of the Company from 1994 until 2004. Mr. Unger earned a bachelor's degree in mechanical engineering from Northwestern University and a master's degree in business administration from Harvard University. During his tenure with MFRI and its predecessors, the Company has grown from 60 employees to more than 1,200; from sales of less than $5 million to sales of more than $200 million in 2012; and from a Chicago company to a global company. Mr. Unger's responsibilities with the Company have included project management, system and product design, debt and equity financings, merger and acquisition activities and strategic planning and execution. Mr. Unger's long history with the Company and his former position as CEO provide him with critical insight into the Company's operations and perspective in developing and overseeing the Company's vision and strategic objectives.

Bradley E. Mautner has been employed by the Company and its predecessors in various executive and administrative capacities since 1978 and became the CEO on February 1, 2013. He has served as President since December 2004 and was Chief Operating Officer from December 2004 to January 2013, was Executive Vice President from December 2002 to December 2004, was Vice President of the Company from December 1996 through December 2002 and has been a Director of the Company since 1995. His experience includes work in both manufacturing and mechanical contracting. In those areas, he has experience in project management, sales management, mergers and acquisitions, analysis and procurement of all types of insurance used to manage risks and employee benefits, strategy and business development planning and execution. He has served on the Board of both private companies and a not-for-profit organization. He earned a Bachelor of Science in Mechanical Engineering and Master of Business Administration degree from Washington University in Saint Louis. Mr. Mautner's long history with the Company and his experience in management, strategic and business planning give him valuable insight into the Company's operations and strategies.

Arnold F. Brookstone retired in 1996 as Executive Vice-President - Chief Financial and Planning Officer of Stone Container Corporation (NYSE), a global manufacturer of paper and packaging products, having served that company in financial executive positions for more than 30 years and as Chief Financial Officer for more than 20 years. He has previously served as a member of a number of corporate boards of directors, including 25 years with Donnelly Corporation (NYSE), a U.S. based global manufacturer of automotive products; with Abitibi-Consolidated, Inc. (NYSE and TSE) (now AbitibiBowater, Inc.), a Canadian based global manufacturer of pulp and paper products; Venepal, S.A.C.A., a public company in Venezuela; a joint venture company based in Mexico; the U.K. operating subsidiary of a Canadian public company and a number of privately owned companies. Mr. Brookstone has continuously served on the Company's Board since 1990, continuously served as Audit Committee Chairman from 1990 until 2009 and has continuously served on all of the Board's other standing committees since 1990. Mr. Brookstone's many years of experience in strategic planning, mergers and acquisitions, international business, banking and finance, together with his early years of CPA practice and his legal education, give him valuable insights and perspectives into MFRI's domestic and global operations.

Stephen B. Schwartz served as a senior vice president of IBM Corporation from 1990 until his retirement in 1992. From 1957 to 1990, Mr. Schwartz served in various capacities for IBM Corporation, including the full range of business operations: marketing, business and product development, manufacturing, international activities, quality enhancement, restructuring, acquisitions and business unit general management. His responsibilities at IBM included an assignment in Japan, periods as CEO of Satellite Business Systems and General Manager of the mid range computer systems business unit. Prior to five years ago, Mr. Schwartz served as a director of Niagara Mohawk Power, Western Digital Corporation and Integrated Surgical Systems. Mr. Schwartz has continuously served on the Company's Board since 1995, continuously served as Compensation Committee Chairman from 1995 until 2009 and has continuously served on all of the Board's other standing committees since 1995. Mr. Schwartz's experience across the full range of business operations, in general management and in business abroad combine to bring a comprehensive perspective to the MFRI Board.

Dennis Kessler has been President of Midwest Family Business Advisors (formerly Kessler Management Consulting, LLC) since 1998, specializing in helping families overcome the challenges inherent in mixing business with family. He advises clients on conflict resolution, strategic planning, employee recruitment and retention strategies, work/life benefits and succession planning. From 1964 to February 1998, Mr. Kessler was employed by Fel-Pro Inc., which manufactured and distributed gaskets, engine parts and industrial chemicals and was ranked fourth on Fortune Magazine's list of the best companies to work for. Fel-Pro employed 3,000 people in seven countries and its sales were approximately $500 million. Mr. Kessler served Fel-Pro as Co-President, following service as its Vice President of Engineering, Vice President of Operations, Vice President of Original Equipment Sales, CEO for International Operations and President of the Ventures Group of companies, including Fel-Pro Realty and Fel-Pro Chemical Products LLP. Prior to the past five years Mr. Kessler had many years of experience as a member of public company boards and continues to serve on the boards of civic and not-for-profit organizations including serving as President. Mr. Kessler has continuously served on the Company's Board since 1998, continuously served as Audit Committee Vice Chairman from 1998 until 2009, has continuously served as Lead Independent Director and Nominating and Corporate Governance Committee Chairman since 2009 and has continuously served on all of the Board's other standing committees since 1998. Mr. Kessler's experience and background, especially in international business, have enabled him to develop a deep operational and strategic understanding of the Company's global business and work force.

Michael J. Gade is an Executive in Residence at the University of North Texas and a Founding Partner of the Challance Group, LLP, providing corporate finance, marketing and strategic services for clients. From 2003 to 2004, Mr. Gade was the senior executive for the southwest region of Home Depot, Inc. and from 2000 to 2003, he was Senior Vice President and Chief Marketing and Merchandising Officer of 7-Eleven, Inc. Mr. Gade previously served as Executive Vice President of Strategic Marketing and Development of Associates First Capital Corporation and as a Senior Partner of Coopers & Lybrand (now a part of PriceWaterhouse Coopers). Since May 2005, Mr. Gade has served as a director of Rent-A-Center, Inc. (NASDAQ), largest rent-to-own operator in the United States and of The Crane Group, a privately owned provider of building and manufacturing products. He serves on the Audit and Governance Committees of the Rent-A-Center Board and previously served on its Compensation Committee. He serves on the Audit Committee of The Crane Group Board. Mr. Gade has continuously served on the Company's Board since April 2009 and has continuously served as Compensation Committee Chairman and as a member of all of the Board's other standing committees since June 2009. Mr. Gade's experience in finance and marketing, as an educator and as a director and board committee member of other companies brings valuable qualifications to his service as an MFRI Board member.

Mark A. Zorko served as the Chief Financial Officer of Steel Excel, Inc. (SXCL) until May 2013. He also served as the President and Chief Executive Officer of SXCL's subsidiary Well Services Ltd. (WSL) in 2012 and Chief Financial Officer of DGT Holdings Corp. (DGTC) from 2006-2012. SXCL, WSL and DGTC are all affiliated with Steel Partners Holding, L.P., a publicly traded diversified global holding company. SXCL is primarily engaged in the oilfield service business and is publicly traded. DGT Holdings was engaged in the business of x-ray imaging and power conversion subsystems worldwide and is publicly traded. From 2000 to 2010, Mr. Zorko was a CFO Partner at Tatum, LLC, a professional services firm, where he held Chief Financial Officer positions with public and private client companies. His prior experience also includes serving as the corporate controller for Zenith Data Systems Corporation, a computer manufacturing and retail electronics company, and finance manager positions with Honeywell, Inc. Mr. Zorko was with Arthur Andersen & Co. Mr. Zorko served in the Marine Corps. from 1970 to 1973. Mr. Zorko is on the audit committee for Opportunity Int'l, a microfinance bank, and on the Finance Committee for the Alexian Brothers Health System. Mr. Zorko earned a BS degree in accounting from The Ohio State University, an MBA from the University of Minnesota, and completed the FEI's Chief Financial Officer program at Harvard University. He is a Certified Public Accountant and a member of the National Association of Corporate Directors. In addition to his expertise as a chief financial officer and accountant, Mr. Zorko has extensive experience with international operations, mergers and acquisitions, information technology and financing, which has enabled him to develop a deep operational understanding of our global businesses. Mr. Zorko is a National Association of Corporate Directors ("NACD") Governance Fellow. He has demonstrated his commitment to boardroom excellence by completing NACD's comprehensive program of study for corporate directors. He supplements his skill sets through ongoing engagement with the director community and access to leading practices.

David S. Barrie has been Principal of Barrie International, LLC, providing strategic and operational consulting to senior management of companies in the United States and abroad, and Senior Executive Advisory Board member of Brown, Gibbons, Lang & Company, a middle market investment banking firm. He has also served on the boards of several non-profit institutions, including the Cleveland Museum of Natural History. From 2000 to 2009, Mr. Barrie served in senior management positions at Eaton Corporation, including corporate development, legal planning, and operational management, in the U.S. and abroad, having served Eaton Corporation and a predecessor company from

1984 to 2000 with progressive responsibilities in law, internal audit, and corporate development. Mr. Barrie was appointed to the Audit, Nominating Corporate Governance and Compensation Committees in April 2013. He is a member of the National Association of Corporate Directors. Mr. Barrie's extensive experience in strategic planning, mergers and acquisitions and international business provide valuable perspectives and insights to the MFRI Board.

Vote Required
The affirmative vote of a plurality of the shares present or represented by proxy at the annual meeting is required to elect the eight director nominees.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES.

PROPOSAL 2 - ADOPTION OF 2013 OMNIBUS STOCK INCENTIVE PLAN

The stockholders are being asked to approve the omnibus stock incentive plan designated as the "MFRI 2013 OMNIBUS STOCK INCENTIVE PLAN" ("2013 Plan"). On April 4, 2013, upon the recommendation of the Compensation Committee, the Board of Directors ("Board") adopted, subject to stockholder approval, the 2013 Plan and has directed that it be submitted for the approval of the stockholders. The 2013 Plan is intended to replace the Company's 2004 Employee Stock Option Plan ("2004 Plan"), because the authority to grant stock options to employees under the 2004 Plan expires on November 30, 2013. The 2013 Plan is also intended to replace the Company's 2009 Non-Employee Directors Stock Option Plan ("2009 Plan"). If the 2013 Plan is approved by the stockholders and thereafter, no additional options will be granted under the 2009 Plan. The Board does not intend to grant any Awards (as defined below) under the 2013 Plan prior to the approval of the 2013 Plan by the stockholders.

The following summary description of the 2013 Plan is only a summary of certain provisions of the 2013 Plan and does not contain all of the terms and conditions of the 2013 Plan. This summary is qualified in its entirety by reference to the full text of the 2013 Plan that is attached to this Proxy Statement as Appendix A.

Board Recommendation
The Board, upon the recommendation of the Compensation Committee, has approved and adopted the 2013 Plan, subject to approval by the stockholders of the Company. We urge you to vote "FOR" the approval of the 2013 Plan.

Purpose
The Board desires to move to a performance-based equity incentive compensation structure to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company through their future services, and (ii) enabling the Company to attract, retain and reward the best available personnel. The Board believes it is in the best interests of the Company to provide an omnibus stock incentive plan for employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company or its affiliates to give the Company flexibility to offer not only stock option awards, as has been the Company's past practice, but to have available various other types of awards that may be performance-based to reward meeting specific performance related goals.

Eligibility
Participation in the 2013 Plan will be open to all employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company, or any affiliate of the Company, as may be selected by the Administrator (as defined below) from time to time. The Administrator may also grant Awards to individuals in connection with hiring, recruiting or otherwise. "Award" means any stock option, stock appreciation right, stock award, restricted stock unit award, performance award, or other stock-based award.

Term
The 2013 Plan became effective April 4, 2013 the date adopted by the Board, subject to approval of the stockholders within twelve months after such date. Assuming the 2013 Plan is approved at the annual stockholder meeting, unless terminated sooner by the Board, the authority to grant Awards under the 2013 Plan will terminate on April 4, 2023. Stock options and stock appreciation rights granted under the 2013 Plan may not have a term longer than ten years. No Award shall be granted under the 2013 Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the 2013 Plan. Options granted under the 2013 Plan are not transferable other than by will or the laws of descent and distribution.

Administration
The 2013 Plan will be administered by the Board, a committee of the Board or a designated officer of the Company ("Administrator"), with full power and authority to:

•	Select the persons to whom Awards will be made;

•	Prescribe the terms and conditions of each Award and make amendments thereto;

•	Construe, interpret and apply the provisions of the 2013 Plan and of any agreement or other document governing the terms of an Award made under the 2013 Plan; and

•	Make any and all determinations and take any and all other actions as it deems necessary or desirable to carry out the terms of the 2013 Plan.

Limitation on Plan Awards
The aggregate number of shares which may be sold by the Company pursuant to the 2013 Plan may not exceed 350,000; provided, however, that on January 31, 2014 and each January 31 thereafter until January 31, 2023, the aggregate number of shares that may be granted with respect to Awards pursuant to the 2013 Plan shall be increased by the number equal to 2% of the aggregate number of shares of Common Stock outstanding as of such date. In no event shall more than 100,000 shares be issued pursuant to incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended ("Code"). The maximum number of shares of Common Stock stock option grants that may be granted during any one fiscal year of the Company to any one individual under the 2013 Plan shall be limited to 50,000 shares.

Stock Options. Under the 2013 Plan, the Administrator may grant Awards of incentive stock options or nonstatutory stock options; provided, that incentive stock options shall be limited to employees of the Company or its parent or "subsidiaries" and any other individuals who are eligible to receive incentive stock options under Code Section 422. Stock options must have an exercise price at least equal to fair market value ("FMV") as of the date of grant. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the grant agreement evidencing such stock option.

Stock options will generally be awarded without cash consideration paid to the Company. Each stock option will be evidenced by a stock option agreement between the Company and the optionee setting forth the terms and conditions of the stock option, including whether it is intended to be an incentive stock option or a non-statutory stock option. It is expected that such stock option agreements will generally provide for a ten year term with stock options vesting in four equal annual cumulative installments, with the first installment vesting approximately one year after the date of grant. All installments vest in the event there is a change in control of the Company. Stock options may not be exercised until they vest. If the holder of an option under the 2013 Plan has served as a director of the Company or a Tier I or Tier II executive officer of the Company for an aggregate period of 15 years at retirement, which 15 year period need not be consecutive and may be in more than one of the covered categories, such option shall be exercisable in full until the expiration date of the term of such option.

Stock Appreciation Rights. The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights ("SAR"). An SAR entitles the grantee to receive, a payment having an aggregate value equal to the product of (i) the excess of (A) the FMV on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. The base price per share specified in the grant agreement shall not be less than the lower of the FMV on the grant date or the exercise price of any tandem stock option Award to which the SAR is related.

Stock Awards. The Administrator may from time to time grant Awards to eligible participants, on such terms and conditions including restricted stock and deferred stock awards, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. An Award may be denominated in Common Stock or other securities, stock-equivalent units or restricted stock units, securities or debentures convertible into Common Stock, or any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Administrator.

The Administrator may grant Awards in a manner constituting "qualified performance-based compensation" within the meaning of Code Section 162(m). The grant of, or lapse of restrictions with respect to, such performance-based Awards shall be based upon one or more performance measures and objective performance targets to be attained relative to those performance measures, all as determined by the Administrator. In the event that a change in ownership, effective control, or ownership of the assets of the Company (a "Change in Control") occurs after a performance-based stock award has been granted but before completion of the applicable performance period, a pro rata portion of such Award shall become payable (or a pro rata portion of the lapse of restrictions shall lapse, as applicable) as of the date of the Change in Control to the extent otherwise earned on the basis of achievement of the pro rata portion of the performance measures and performance targets relating to the portion of the performance period completed as of the date of the Change in Control.

Withholding
Grantees and holders of Awards shall pay to the Company or its affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the 2013 Plan no later than the date of the event creating the tax liability. The Company or its affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Company or its affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at fair market value on the applicable date for such purposes and shall not exceed in amount the minimum statutory tax withholding obligation.

Substitute Awards
Awards may be granted under the Plan from time to time in substitution for awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or an affiliate as the result of a merger or consolidation of the employing entity with the Company, or an acquisition by the Company or an affiliate of the assets or stock of the employing entity. The terms and conditions of any such substitute Awards may vary from the terms and conditions set forth in the 2013 Plan to the extent the Administrator deems appropriate to conform the substitute Awards to the provisions of the awards for which they are substituted.

Adjustments
In the event of a stock dividend, stock split, or reverse stock split affecting the Common Stock, under the 2013 Plan, the maximum number of shares that may be granted under the 2013 Plan, the maximum number of shares that may be granted to an individual during any one fiscal year, and the number of shares covered by and the exercise price and other terms of outstanding Awards shall, without further action of the Administrator, be adjusted to reflect such event. The Administrator may make adjustments to address the treatment of fractional shares and fractional cents that arise with respect to such event.

In the event of any change affecting the Common Stock, the Company, or its capitalization as a result of a transaction other than a Change in Control, the Administrator may make appropriate adjustments to the maximum number and kind of shares reserved for issuance and any adjustments in outstanding Awards as the Administrator determines to be appropriate and equitable.

In the event of any transaction resulting in a Change in Control of the Company, outstanding stock options and other Awards that are payable in or convertible into Common Stock under the 2013 Plan will terminate upon the effective time of such Change in Control unless provision is made for the continuation or assumption of such Awards by, the surviving or successor entity or its parent. In the event of any such termination, the outstanding stock options and other Awards that will terminate upon the effective time of the Change in Control shall become fully vested and exercisable immediately before the effective time of the Change in Control, and the holders of Awards under the Plan will be permitted, immediately before the Change in Control, to exercise or convert all portions of such Awards that are then exercisable or convertible or become exercisable or convertible upon or prior to the effective time of the Change in Control.

Amendment and Termination
The Board may terminate, amend or modify the 2013 Plan or any portion thereof at any time. Except as otherwise determined by the Board, termination of the 2013 Plan shall not affect Awards granted prior to the termination of the 2013 Plan or the Administrator's ability to exercise the powers granted to it under the 2013 Plan with respect to Awards granted under the 2013 Plan prior to the date of such termination.

Vote Required
The affirmative vote of a majority of the shares present or represented by proxy at the annual meeting is required to approve the 2013 Plan.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE MFRI 2013 OMNIBUS STOCK INCENTIVE PLAN.

PROPOSAL 3 - APPROVAL OF ADVISORY RESOULTION ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act, we are asking the stockholder to approve the following advisory resolution of the 2013 Annual Meeting of Stockholders regarding the compensation of our Named Executive Officers ("NEO").

"RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the Company's named executive officers, as disclosed in the Company's Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the narrative discussion."

We are asking our stockholders to indicate their support for the compensation of our NEO as described in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, gives you as a stockholder the opportunity to express your views on our fiscal year 2012 compensation for our NEO. This vote is not intended to address any specific item of compensation; rather, the vote relates to the overall compensation of our NEO as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

Prior to voting, stockholders may wish to review our discussion of executive compensation, as presented in the section entitled "Executive Compensation" on page 21, as well as the discussion regarding the Compensation Committee on page 17.

Although this is an advisory vote that will not be binding on the Compensation Committee or the Board, the Compensation Committee and the Board will carefully review the results of the stockholder vote. The Compensation Committee will consider stockholders' concerns and take them into account in future determinations concerning executive compensation. The Board therefore recommends that you indicate your support for the Company's executive compensation in fiscal year 2012, as outlined in the above resolution.

Vote Required
The affirmative vote of a majority of the shares present or represented by proxy at the annual meeting is required to approve the advisory resolution on executive compensation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

PROPOSAL 4 - ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act requires us to submit a non-binding, advisory resolution to the Company's stockholders at least once every six years to determine whether future advisory votes on executive compensation should be held every year, every two years or every three years. Accordingly, the stockholders are being asked to vote on the following advisory resolution:

RESOLVED, that the stockholders of the Company advise that an advisory resolution with respect to executive compensation should be presented to the stockholders every one, two or three years as reflected by their votes for each of these alternatives in connection with this resolution.

In voting on this resolution, you will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. The vote is advisory and non-binding, and you are not voting to approve or disapprove the Board's recommendation. The Board will consider the outcome of the vote, along with other relevant factors, when making a determination as to the frequency of future advisory votes on executive compensation.

The Board understands that there are different views as to what is an appropriate frequency for advisory votes on executive compensation. The Board believes that an advisory vote on executive compensation every year is preferable as it provides the Board with frequent input from stockholders, and affords a high degree of transparency, with respect to our compensation structure. We also believe an advisory vote every year is consistent with best practices and good corporate governance. Furthermore, based on the response to similar votes at other public corporations, we believe that a majority of our stockholders would prefer a vote every year. The Board is therefore recommending that stockholders vote for holding an advisory vote on executive compensation every year.

Vote Required
The affirmative vote of a majority of the shares present or represented by proxy at the annual meeting is required to approve the frequency of future advisory votes on executive compensation.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION TO BE HELD EVERY YEAR.

PROPOSAL 5 - RATIFICATION OF APPOINTMENT OF COMPANY'S INDEPENDENT ACCOUNTANT

The Audit Committee has appointed Grant Thornton LLP ("Grant Thornton") as the Company's independent accountant for the year ending January 31, 2014 and the Board of Directors and the Audit Committee recommend that the stockholders ratify this appointment.

While the Audit Committee is responsible for the appointment, discharge, compensation and oversight of the independent accountant, the Company is requesting, as a matter of good corporate governance, that the stockholders ratify the appointment of Grant Thornton. If the stockholders fail to ratify the appointment, the Audit Committee will consider the appointment of other independent accountants and may retain Grant Thornton or another firm without re-submitting the matter to the stockholders. Even if the appointment is ratified, the Audit Committee may, at its discretion, appoint a different independent accountant at any time during the year if it determines that such change would be in the best interests of the Company and its stockholders.

Vote Required
The affirmative vote of a majority of the shares present or represented by proxy at the annual meeting is required to ratify the appointment of Grant Thornton LLP as the Company's independent accountant for the fiscal year ending January 31, 2014.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANT.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Director Independence

The Company's Board of Directors consists of nine directors, eight of whom are being nominated for re-election at the annual meeting. Eugene Miller, the ninth director, decided not to stand for re-election as a director. The Board of Directors has determined that six of the nominated directors are "independent directors" within the meaning of the Nasdaq Stock Market rules. The other two nominated directors, David Unger and Bradley E. Mautner, are employees of the Company and do not meet the definition of "independent" under the Nasdaq Stock Market rules.
Non-management Directors' Compensation

Name (a)	Fees Earned or Paid in Cash ($) (b)	Option Awards ($) (d) (1)	Total ($) (h)	Options Outstanding at 1/31/13
Mark A. Zorko	$65,300	$8,432	$73,732	20,000
Dennis Kessler	45,550	8,432	53,982	14,000
Michael J. Gade	39,550	8,432	47,982	20,000
Eugene Miller	32,000	8,432	40,432	12,125
Stephen B. Schwartz	32,500	8,432	40,932	14,250
Arnold F. Brookstone	33,000	8,432	41,432	14,000
David S. Barrie	7,000	26,243	33,243	10,000

(1)
The amounts in column (d) represent the dollar amounts of the aggregate grant date fair value of stock options granted in accordance with SEC rules. These amounts reflect the Company's accounting expense and do not correspond to the actual value that will be realized. For further information on the valuation assumptions, see Note 9 - Stock Options in the Notes to Consolidated Financial Statements filed with the Company's Annual Report on Form 10-K.

The following table provides information about option awards granted to the non-management directors in 2012:

Name	Grant Date	Option Award (j)	Exercise Price of Option Award (k)	Grant Date Fair Value of Option Awards (l)
Mark A. Zorko	6/28/2012	2,500	6.882	$8,432
Dennis Kessler	6/28/2012	2,500	6.882	8,432
Michael J. Gade	6/28/2012	2,500	6.882	8,432
Eugene Miller	6/28/2012	2,500	6.882	8,432
Stephen B. Schwartz	6/28/2012	2,500	6.882	8,432
Arnold F. Brookstone	6/28/2012	2,500	6.882	8,432
David S. Barrie	11/1/2012	10,000	5.5546	26,243

The following table provides information about options exercised by non-management directors in 2012:

Name (a)	Option Awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)
Eugene Miller	1,875	$2,022

Directors who are also employees of the Company or a subsidiary of the Company are not compensated for service as a Director.

Independent Directors are paid an annual director retainer of $20,000, a fee of $2,000 for each day of attendance at Board meetings held in person, $1,000 for teleconferenced Board meetings, a fee of $1,000 for each stand-alone meeting (i.e. not on the day of a Board meeting) of any committee held in person, including phone participation in such a meeting, a $500 fee for each meeting of any committee held by telephone and are reimbursed for their expenses. The Audit Committee Chairman and Lead Independent Director receive an additional $5,000 annual retainer and the Compensation Committee Chair receives an additional $2,500 annual retainer. In addition, Independent Directors receive a $350 fee per hour for engagement in any special projects on behalf of the Company and are reimbursed for their expenses.

Pursuant to the 2009 Non-Employee Directors Stock Option Plan, stock options are granted as follows: (i) an option to purchase 10,000 shares of the Company's common stock is granted automatically upon a non-employee director's first election as a director of the Company; (ii) an option is granted automatically to non-employee directors upon each date such non-employee director is re-elected as a director of the Company to purchase the greater of (x) 1,000 shares of the Company's common stock or (y) the number of shares subject to options most recently granted generally to the Company's Tier 2 Managers (or comparable group of managers, as determined by the Board of Directors); and (iii) the Board of Directors shall have the discretion to make additional option grants to non-employee directors from time to time as the Board of Directors deems necessary or desirable.

Board of Directors' Meetings and Committees

The Board of Directors has three standing committees: the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. During 2012, the following meetings were held:

Number of Meetings
Board of Directors	5
Audit Committee	13
Nominating and Corporate Governance Committee	4
Compensation Committee	5

Audit Committee
The Audit Committee consists of Mark A. Zorko (Chairman), Arnold F. Brookstone (Deputy Chairman), Dennis Kessler, Eugene Miller, Michael J. Gade, Stephen B. Schwartz and David S. Barrie. The Board of Directors has determined that all members of the Audit Committee are "independent" as that term is defined in the Nasdaq Stock Market rules. The Board of Directors has also determined that four of the members of the Audit Committee, Mr. Zorko, Mr. Brookstone, Mr. Gade and Mr. Miller qualify as "audit committee financial experts" as defined in Item 407(d) of Regulation S-K.

The Board of Directors has adopted and approved a charter for the Audit Committee. Under the charter, the Audit Committee's responsibilities include, among other things:

•	Selecting, discharging and approving the compensation of the independent accountant;

•
Reviewing independence with the independent accountant periodically, no less frequently than annually, including confirmation that no prohibited services were provided by the independent accountants or their affiliates and obtaining on an annual basis written confirmation of their independence;

•	Considering the results of the review of the interim financial statements by the independent accountant;

•	Reviewing the Company's compliance with applicable accounting and financial reporting rules;

•
Considering and reviewing with management and with the independent accountant the adequacy of the Company's internal controls, including information system controls, security and compliance with Sarbanes Oxley Section 404;

•	Considering, in consultation, the audit scope and plan of the independent accountant;

•	Reviewing with management and the independent accountant the results of annual audits and related matters;

•	Reviewing with the independent accountant any impending changes in accounting and financial reporting rules and the expected impact of such changes on the Company;

•	Conducting or authorizing investigations into any matters within the Audit Committee's scope of responsibilities; and

•	Reviewing and approving related party transactions.

A copy of the Committee's charter is available at www.mfri.com under: Corporate Governance.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is comprised of Dennis Kessler (Chairman and Lead Independent Director), Eugene Miller (Deputy Chairman), Arnold F. Brookstone, Stephen B. Schwartz, Michael J. Gade, Mark A. Zorko and David S. Barrie. The Board of Directors has determined that all members of the Nominating and Corporate Governance Committee are "independent" as that term is defined under the Nasdaq Stock Market rules.

The Board of Directors adopted a Nominating and Corporate Governance Committee Charter in 2010, which is available at www.mfri.com under: Corporate Governance.

Management Succession
The Nominating and Corporate Governance Committee oversees the CEO succession planning process and reviews and approves other management succession plans to ensure continuity in other senior management positions, during reviews that occur at least annually.

Nominating Process and Stockholder Recommendations
The Nominating and Corporate Governance Committee identifies the attributes of the Board's incumbent members believed to contribute to the work of the Board and its committees, including leadership, accomplishments, experience, skills, diversity, integrity and commitment to Board duties. When a position on the Board of Directors becomes vacant, or if the number of the members of the Board of Directors is being increased, the Nominating and Corporate Governance Committee will review these attributes of the incumbent members and determine the attributes that, if possessed by the new board member, would likely result in a significant contribution to the Board of Directors. People recommended to the Nominating and Corporate Governance Committee for consideration as nominees for vacant or new Board positions will then be evaluated with respect to the attributes determined by the Nominating and Corporate Governance Committee to be optimal for the vacant or new position. Following the evaluation, which may include interviews or such other procedures the Nominating and Corporate Governance Committee deems advisable, the Nominating and Corporate Governance Committee will make a recommendation to the Board regarding a candidate either to be nominated for election at the next annual meeting of stockholders or appointed by the Board between such meetings. Diversity is understood by the Committee and the Board as involving point of view and experience and search for such diversity is an integral part of the needs evaluation and candidate evaluation processes described immediately above. The Nominating and Corporate Governance Committee reviews and assesses the effectiveness of their practices for consideration of such diversity by periodically analyzing the point of view and experience of the Board as a whole to determine whether it would be desirable to add a director or directors with certain skills and experience.

Recommendations for potential nominees may come from many sources, including members of the Board, executive officers, stockholders, self-recommendations, members of the communities the Company serves, or search firms. All persons recommended to the Board or the Nominating and Corporate Governance Committee for a vacant or new Board position will be given equal consideration regardless of the source of the recommendation.

Any stockholder wishing to make a recommendation for a person to be considered by the Nominating and Corporate Governance Committee pursuant to the process described above as a potential nominee to the Board of Directors should refer to "Stockholder Proposals and Nominations for 2014 Annual Meeting" for a discussion of the procedures that stockholders are required to follow in order to submit nominees for consideration by the Nominating and Corporate Governance Committee.

Compensation Committee
The Compensation Committee consists of Michael J. Gade (Chairman), Stephen B. Schwartz (Deputy Chairman), Dennis Kessler, Arnold F. Brookstone, Eugene Miller, Mark A. Zorko and David S. Barrie. The Board of Directors has determined that all members of the Compensation Committee are "independent" as that term is defined under the Nasdaq Stock Market rules.

The Compensation Committee

•	Assists the Board in among other things: overseeing the Company's compensation, equity plans and benefits strategies.

•	Determines appropriate compensation for the Chairman/CEO and reviews the compensation of the President/COO, who together are considered Tier I Executive Officers and recommends approval to the Board.

•
Reviews the compensation of the Company's Corporate Executive Officers (other than the Chairman/CEO and President/COO) and Divisional Presidents, who together are considered Tier II Executive Officers and recommends approval to the Board.

•	Recommends Board of Director compensation.

•	Reviews and approves with Executive Officers the Compensation Discussion and Analysis to be included in the Company's proxy statement or Form 10-K if required.

In discharging its role, the Compensation Committee is empowered to investigate any compensation matter brought to its attention with access to all records and personnel of the Company. The Compensation Committee has the authority to retain and terminate outside counsel (which may be the Company's regular outside counsel or another counsel), compensation consultants or other experts and will receive adequate funding from the Company to engage such advisors. The Compensation Committee has sole authority to retain, compensate, terminate and oversee the compensation consultants they retain and who report to the Compensation Committee.

The Compensation Committee has delegated to the Company's Vice President Human Resources the authority to operate, manage and administer all executive compensation, equity based compensation plans and benefit plans, but not to do any of the following: grant waivers of plan terms, conditions, restrictions and limitations, accelerate vesting or exercise of an award, establish new kinds of awards, establish or modify performance goals, or certify the attainment of performance goals.

The Board of Directors adopted a Compensation Committee Charter in 2010, which is available at www.mfri.com under: Corporate Governance.

Compensation Committee Interlocks and Insider Participation

There are no matters related to Compensation Committee interlocks or insider participation that the Company is required to report.

Board and Company Leadership

The Board believes it should remain free to structure the leadership of the Board and the Company in the manner that best serves the Company's interests at a given time and, accordingly, has no fixed policy with respect to combining or separating the offices of Chairman and CEO. During 2009, the Board determined that, if the Chairman is not an Independent Director, a Lead Independent Director should be selected by the Independent Directors and should serve as the chair of the Nominating and Corporate Governance Committee and, as David Unger serves as Chairman, the Independent Directors elected Mr. Dennis Kessler Lead Independent Director. As set forth in the Nominating and Corporate Governance Committee Charter and Board of Directors Governance Guidelines, the Lead Independent Director focuses on governance and Board mechanics, serves as the "point person" for the independent directors and as a consensus builder for the entire Board, communicates any concerns of independent directors to the Chairman and CEO, and reviews and discusses the Board agenda in advance of meetings with the Chairman and CEO. Bradley E. Mautner assumed the position of CEO and President, effective February 1, 2013 as part of the Company's management succession plan.

Board's Oversight of Risk

The Board is responsible for overseeing the major risks facing the Company and reviewing management's proposals for their mitigation. It reviews and discusses significant financial and nonfinancial risk exposures and the steps management has taken to monitor, control and report such exposures. In performing its oversight responsibilities, the Board periodically discusses with management the Company's policies with respect to risk assessment and risk management including risks inherent in proposals for which the Board's approval is sought. The Audit Committee and Compensation Committee report to the Board regularly on matters relating to the specific areas of risk the committees oversee. Throughout the year, the Board and certain of its committees receive regular reports from management regarding major risks and exposures facing the Company and the steps management has taken to monitor and control such risks and exposures. In addition, throughout the year, the Board and the relevant committees dedicate a portion of their meetings to reviewing and discussing specific risk topics in greater detail. Additionally, management routinely assesses significant risks inherent to the business.

Indemnification

The Company has entered into indemnification agreements with each person who is currently a member of the Board of Directors of the Company and expects to enter into such agreements with persons who may in the future become directors of the Company. The Company has also entered into indemnification agreements with each of its executive officers. In general, such agreements provide for indemnification against any and all expenses incurred in connection with, as well as any and all judgments, fines and amounts paid in settlement resulting from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such director or executive officer is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise.

Board and Stockholder Meeting Attendance

The Company expects Board members to attend all meetings of the Board, of Board committees of which they are a member and the annual meeting of the Company's stockholders. During 2012, all directors attended at least 75% of the meetings of the board and each of the committees of which they were members. All directors attended the Company's annual meeting held on June 28, 2012.

Code of Conduct

The Company has adopted a Code of Conduct, which is applicable to all employees of the Company, including the Chief Executive Officer and Chief Financial Officer and to the Company's Board of Directors. The Code of Conduct is publicly available on the Company's website at www.mfri.com under: Corporate Governance.

Stockholder Communication with the Board of Directors

Stockholders may communicate with the Board by submitting their communications in writing, addressed to the Board as a whole or, at the election of the stockholder, to one or more specific directors, in care of the Secretary of the Company, to: Corporate Secretary, MFRI, Inc., 7720 N. Lehigh Avenue, Niles, Illinois 60714. The Corporate Secretary will submit all such matters to the Board or specific director(s) as applicable. Stockholders also have the opportunity to communicate with Board members at the annual meeting.

The Audit Committee of the Board of Directors has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters. Stockholders who wish to submit a complaint under these procedures should submit the complaint in writing to: Ethics Compliance Officer, MFRI, Inc., 7720 N. Lehigh Avenue, Niles, Illinois 60714.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee represents and assists the Board of Directors in its oversight of the integrity of MFRI's financial reporting. In particular, the Audit Committee reviews the independence, qualifications and performance of MFRI's independent accountant. Included in the Company's Annual Report on Form 10-K for the year ended January 31, 2013 are the consolidated balance sheets of the Company and its subsidiaries as of January 31, 2013 and 2012 and the related consolidated statements of operations, stockholders' equity and other comprehensive income (loss) and cash flows. The balance sheets and statements are the subject of a report by Grant Thornton LLP who has been engaged since December 2004 as the Company's independent accountants.

The Audit Committee reviewed and discussed the Audited Financial Statements with the Company's management and with the independent accountant prior to publication and filing. The Audit Committee has discussed with the independent accountant, among other matters, the matters required to be discussed by Statement of Auditing Standards No. 61. The Audit Committee has received from the independent accountant the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board and it has discussed with the independent accountant, the independent accountant's independence with respect to the Company. The Audit Committee also discussed, with management, in executive sessions their evaluations of MFRI's internal control over financial reporting and the overall quality of MFRI's financial reporting.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Audited Financial Statements be included in the Company's Annual Report on Form 10-K for the year ended January 31, 2013, for filing with the Securities and Exchange Commission ("SEC").

This Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended ("Securities Act"), or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed to be soliciting material or deemed filed under any such acts.

Mark A. Zorko, Chairman
Arnold F. Brookstone, Deputy Chairman
Dennis Kessler
Eugene Miller
Michael J. Gade
Stephen B. Schwartz
David S. Barrie

Members of the Audit Committee

INDEPENDENT ACCOUNTANTS FEES

As set forth in the Audit Committee Charter, the Audit Committee must approve in advance the engagement of the independent accountant for all audit and non-audit services, as well as the fees and other terms of such engagement.

Fees
The chart below sets forth the aggregate fees for professional services billed by Grant Thornton LLP in 2012 and 2011 and breaks down these amounts by category of service:

	2012	2011
Audit Fees	$439,304	$420,821
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	4,900	4,650
Total	$444,204	$425,471

Audit Fees - Audit fees represent services rendered for the audit of the Company's consolidated annual financial statements and reviews of the quarterly financial statements. Additionally, audit fees include consents and other services related to SEC matters.
Audit-Related Fees - There were no fees billed for audit related fees in 2012 or 2011.
Tax Fees - There were no fees billed for tax services in 2012 or 2011.
All Other Fees - Fees represent subscription fees for an accounting and auditing research tool.
Engagement - Grant Thornton was engaged by the Audit Committee and the Audit Committee approved in advance all audit and non-audit services rendered to the Company for 2012.

Representatives of Grant Thornton are expected to be present at the meeting and will be available to respond to appropriate questions and may make a statement if they so desire. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Grant Thornton.

EXECUTIVE COMPENSATION
The following table shows the total compensation earned by the Company's CEO and the two most highly paid executive officers other than the CEO for the fiscal years ended January 31, 2013 and 2012 for services rendered in all capacities to the Company and its subsidiaries.

The NEOs were not entitled to receive payments that would be characterized as "Bonus" or "Stock Award" payments as defined by the SEC, for the years ended January 31, 2013 and 2012. Annual incentive compensation earned is shown under column (g), "Non-Equity Incentive Plan Compensation."
Summary Compensation

TABLE 1 Name and Principal Position (a)	Year(b)	Salary ($) (c)	Option Awards ($) (f) (1)	Non-Equity Incentive Plan Compensation ($) (g) (2)	Nonqualified Deferred Compensation Earnings ($) (h) (3)	All Other Compensation ($) (i) (4)	Total ($) (j)
David Unger	2012	$321,300	$16,865	$0	$0	$49,158	$387,323
Chairman and Chief Executive Officer	2011	321,300	19,206	—	—	56,416	396,922
Fati A. Elgendy	2012	223,125	16,865	16,015	214,025	15,154	485,184
Vice President, President Perma-Pipe, Inc.	2011	223,125	19,206	—	151,008	14,272	407,611
Bradley E. Mautner	2012	304,500	16,865	—	85,223	46,309	452,897
Chief Operating Officer and President	2011	304,500	19,206	—	18,321	40,213	382,240

(1)
The amounts in column (f) represent the dollar amounts for the years shown of the aggregate grant date fair value of stock options granted in those years in accordance with SEC rules. These amounts reflect the Company's accounting expense and do not correspond to the actual value that will be realized by the NEOs. For information on the valuation assumptions, refer to Note 9 - Stock Options in the MFRI, Inc. financial statements filed with the Annual Report on Form 10-K for the respective year-end. See the Grants of Plan-Based Awards table for information on stock options awarded in 2012.

(2)	See Table 3 for additional disclosure.

(3)	The amounts in column (h) are presented in more detail in Table 7 columns (b) and (c).

(4)	Details of the amounts presented in Table 1 column (i) All Other Compensation are as follows:

TABLE 2 Name (a)	Year	Premiums for Individually Selected Insurance Policies (b)	Club Dues and Fees (c)	Personal Use of Company Provided Automobile (d)	401(k) Contribution (e)	Life Insurance Premiums (f)	Total All Other Compensation (g)
David Unger	2012	$38,435	$1,987	$0	$7,500	$1,236	$49,158
	2011	43,584	4,198	—	7,350	1,284	56,416
Fati A. Elgendy	2012	—	0	5,272	6,694	3,188	15,154
	2011	—	0	3,688	7,350	3,234	14,272
Bradley E. Mautner	2012	—	27,934	8,101	7,500	2,774	46,309
	2011	—	23,828	6,231	7,350	2,804	40,213

Grants of Plan-Based Awards
Amounts in Table 1 column Non-Equity Incentive Plan Compensation represent the following:

TABLE 3 Name (a)	Grant Date (b)	Estimated Future Payouts under Non-Equity Incentive Plan Awards
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)
David Unger	2/1/2012		$0
Fati A. Elgendy	2/1/2012		16,015
Bradley E. Mautner	2/1/2012		0

The following table provides information about option awards granted to the NEOs in 2012:

Name	Grant Date	Option Award (j)	Exercise Price of Option Award (k)	Grant Date Fair Value of Option Awards (l)
David Unger	6/28/2012	5,000	6.882	$16,865
Fati A. Elgendy	6/28/2012	5,000	6.882	16,865
Bradley E. Mautner	6/28/2012	5,000	6.882	16,865

A substantial portion of the total compensation reported in the Summary Compensation Table above is paid to the NEOs pursuant to the terms of their compensation plans maintained by the Company as described below.

All the Company's NEOs are employed at will, except for David Unger and Fati A. Elgendy, whose employment agreements are described below and are eligible for employee benefits available to the Company's other salaried employees in the United States of America, including group medical insurance, group life insurance, Company-funded short-term disability benefits, group long-term-disability insurance and a 401(k) retirement plan. The only amounts payable to a NEO, except for Mr. Elgendy, upon employment termination are amounts vested under the Company's Nonqualified Deferred Compensation Plan, pro-rated amounts earned for a partial year under the NEO's Non-Equity Incentive formula and amounts required by law.

Compensation Plans for NEOs as of January 31, 2013

David Unger. In addition to Mr. Unger's annual base salary, he earns incentive compensation calculated as two percent of the Company's consolidated income before income taxes and before corporate profit-based incentive compensation ("Corporate Incentive Earnings"); the two percent rate is increased to four percent of Corporate Incentive Earnings in excess of $4,584,000. There were no Corporate Incentive Earnings in 2012 or 2011. The Company makes available to Mr. Unger an annual amount to pay premiums for certain insurance policies for Mr. Unger and his wife currently or in later years. Mr. Unger is reimbursed for a club membership and is provided a company automobile, although Mr. Unger reimburses the Company for the personal use of such automobile. Mr. Unger is granted stock options as approved by the Compensation Committee from time to time.

The Company entered into an agreement with Mr. Unger regarding his compensation in connection with his continuing service to the Company as Executive Advisor to the CEO after he ceased to be CEO on January 31, 2013. Effective as of February 1, 2013 and continuing through January 31, 2015, Mr. Unger will receive $160,650 per year and may earn incentive compensation calculated as a percentage of the Company's consolidated income before income taxes and before corporate profit-based incentive compensation. Mr. Unger will also receive options and/or stock awards at the same price and terms granted to Tier I officers of the Company, provided that such options will vest in two annual installments for any grants made in 2013 and one annual installment for any grants made in 2014. In the event of Mr. Unger's death, options granted in years 2013 and 2014 will vest upon his death and be exercisable for the entire ten year term of such options by his personal representative at any time prior to their expiration. Mr. Unger's outstanding employee stock options all vested effective as of February 1, 2013, and the terms of each option will be amended to provide for extended exercisability following Mr. Unger's death or termination of service, as described above. The Company transferred to Mr. Unger its rights to a portion of the cash value under an insurance policy on his life, which amounted to $119,645 as of January 30, 2013. Mr. Unger will continue to be eligible for all other Company benefits available to employees of the Company.

Fati A. Elgendy. On November 12, 2007, the Company and Mr. Elgendy entered into an employment agreement to confirm Mr. Elgendy's employment arrangement with the Company ("Employment Agreement"). For details, refer to Exhibit 10(j) filed with the Company's Form 10-K on April 15, 2009. In addition to Mr. Elgendy's annual base salary under the Employment Agreement, he earns incentive compensation calculated as a defined percentage of the Piping Systems Incentive Earnings, which is the business unit's income from operations before allocated corporate expenses; to the extent such income exceeds six percent of business unit sales ("Piping Systems Incentive Earnings"). In 2012, Piping Systems Incentive Earnings were $266,915 and Mr. Elgendy earned $16,015 of incentive compensation. In 2011, no management incentive was earned. Pursuant to the Employment Agreement, Mr. Elgendy is provided a company automobile, credited with nonqualified deferred compensation and granted stock options as approved by the Compensation Committee from time to time. If Mr. Elgendy's employment is terminated by the Company other than for death, disability, or due cause (as defined in the Employment Agreement), Mr. Elgendy will be entitled to additional base salary and incentive payments as set forth in his Employment Agreement.

Bradley E. Mautner. In addition to Mr. Mautner's annual base salary, he earns incentive compensation calculated as two percent of Corporate Incentive Earnings; and the two percent rate is increased to four percent of Corporate Incentive Earnings in excess of $4,584,000. There were no Corporate Incentive Earnings in 2012 or 2011. Mr. Mautner is reimbursed for a club membership, and is provided a company automobile. Mr. Mautner is credited annually with nonqualified deferred compensation and is granted stock options as approved by the Compensation Committee from time to time.

Outstanding Equity Awards at January 31, 2013

TABLE 4 Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Vesting Date	Option Expiration Date (f)
David Unger	4,000		7.61		5/31/2015
	4,000		10.075		5/31/2016
	5,000		28.99		5/31/2017
	5,000		17.635		5/31/2018
	3,750		6.885		5/31/2019
		1,250	6.885	2/1/2013	5/31/2019
	2,500		6.095		5/31/2020
		2,500	6.095	2/1/2013	5/31/2020
	1,250		7.69		5/31/2021
		3,750	7.69	2/1/2013	5/31/2021
		5,000	6.882	2/1/2013	5/31/2022

TABLE 4 Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Vesting Date	Option Expiration Date (f)
Fati A. Elgendy	125		2.16		5/31/2013
	4,000		7.61		5/31/2015
	4,000		10.075		5/31/2016
	5,000		28.99		5/31/2017
	5,000		17.635		5/31/2018
	3,750		6.885		5/31/2019
		1,250	6.095	6/23/2013	5/31/2020
	2,500		6.095		5/31/2020
		1,250	6.095	6/23/2013	5/31/2020
		1,250	6.095	6/23/2014	5/31/2020
	1,250		7.69		5/31/2021
		1,250	7.69	6/14/2013	5/31/2021
		1,250	7.69	6/14/2014	5/31/2021
		1,250	7.69	6/14/2015	5/31/2021
		1,250	6.882	6/28/2013	5/31/2022
		1,250	6.882	6/28/2014	5/31/2022
		1,250	6.882	6/28/2015	5/31/2022
		1,250	6.882	6/28/2016	5/31/2022
Bradley E. Mautner	4,000		7.61		5/31/2015
	4,000		10.075		5/31/2016
	5,000		28.99		5/31/2017
	5,000		17.635		5/31/2018
	3,750		6.885		5/31/2019
		1,250	6.885	6/23/2013	5/31/2019
	2,500		6.095		5/31/2020
		1,250	6.095	6/23/2013	5/31/2020
		1,250	6.095	6/23/2014	5/31/2020
	1,250		7.69		5/31/2021
		1,250	7.69	6/14/2013	5/31/2021
		1,250	7.69	6/14/2014	5/31/2021
		1,250	7.69	6/14/2015	5/31/2021
		1,250	6.882	6/28/2013	5/31/2022
		1,250	6.882	6/28/2014	5/31/2022
		1,250	6.882	6/28/2015	5/31/2022
		1,250	6.882	6/28/2016	5/31/2022

Option Exercised 2012

TABLE 5 Name (a)	Option Awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)
David Unger	0	$0
Fati A. Elgendy	0	0
Bradley E. Mautner	0	0

Nonqualified Deferred Compensation 2012 and at January 31, 2013

The following table contains additional required disclosures regarding nonqualified deferred compensation:

TABLE 6 Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY (c) (1)	Aggregate Earnings in Last FY ($) (d) (1)	Aggregate Balance at Last FYE ($) (f)
David Unger	$0	$0	$0	$0
Fati A. Elgendy	29,006	24,000	190,025	2,039,098
Bradley E. Mautner	0	30,000	55,223	430,536

(1)
Following are the amounts in Columns (c) and (d) above also reported in the Summary Compensation Table for the last Fiscal Year and amounts reported as compensation to the NEOs in the Company's Summary Compensation Tables of previous years:

TABLE 7 Name (a)	Amounts in Columns (c) and (d) Above Also Reported in the Summary Compensation Table for the Last Fiscal Year		Amounts Reported as Compensation to the Named Executive Officer in the Company's Summary Compensation Tables of Previous Years (d)
	Col (c) Registrant Contributions in Last FY (b)	Col (d) Aggregate Earnings in Last FY (c)
David Unger	$0	$0	$0
Fati A. Elgendy	24,000	190,025	638,568
Bradley E. Mautner	30,000	55,223	227,408

Related Party Transactions
Bradley Mautner's father Henry M. Mautner and brother David Mautner are employed by the Company and received total compensation in 2012 of $320,994 and $197,326, respectively, and in 2011 of $325,615 and $182,608, respectively.
Henry Mautner retired from the Company on January 31, 2013.
401(k) Plan
The domestic employees of the Company, including the NEOs, are eligible to participate in the MFRI, Inc. Employee Savings and Protection Plan ("401(k) Plan"), which is applicable to all employees except certain employees covered by collective bargaining agreement benefits. The 401(k) Plan allows employee pretax payroll contributions of up to 16% of total compensation. The Company matches 50% of each participant's contribution, up to a maximum of 3% of each participant's salary.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2014 ANNUAL MEETING

Inclusion of Proposals in the Company's Proxy Statement and Proxy Card Under SEC Rules

In order to be eligible for inclusion in the proxy statement and proxy form relating to such meeting pursuant to the rules and regulations of the SEC, any proposal which a stockholder intends to present at the annual meeting of stockholders in 2014 must be in writing, must be received by the Company at its principal executive offices in Niles, Illinois by February 6, 2014 and must satisfy the applicable rules and regulations of the SEC.

Advance Notice Requirements for Shareholder Submission of Nominations and Proposals

In addition, a stockholder recommendation for nomination of a candidate for election to the Board of Directors or a proposal for consideration at the 2014 annual meeting of stockholders must be submitted in accordance with the advance notice procedures and other requirements in the Company's bylaws. These requirements are separate from and in addition to, the requirements discussed above to have the stockholder proposal included in the proxy statement and form of proxy/voting instruction card pursuant to the SEC's rules.
Our bylaws require a stockholder who wants to nominate a director or submit a stockholder proposal to be a stockholder of record and comply with the advance notice provisions of our bylaws.
Our bylaws require that stockholder recommendations for nominees to the Board must include all information relating to such person that is required to be disclosed in a proxy statement, a consent signed by the nominee evidencing a willingness to serve as a director if elected.
Our bylaws require that stockholder proposals include all information relating to such business that would be required to be disclosed in a proxy statement or otherwise in connection with solicitations of proxies for election of directors. In order to be considered timely under the advance notice requirements of our bylaws, the proposal or recommendation for nomination must be received by the Board of Directors at least 90 days but no more than 120 days prior to the first anniversary of the previous year's annual meeting. For the 2014 annual meeting of stockholders, a proposal or recommendation for nomination must be received by the Board of Directors not earlier than February 20, 2014 and not later than March 22, 2014. If the date of the annual meeting is more than or less than 30 days from the date of the previous year's annual meeting, then the proposal or recommendation must be received not later than five business days after the date on which notice of the 2014 annual meeting is mailed or publicly disclosed or such proposal will be considered untimely. Except for proposals properly made in accordance with the applicable rules and regulations of the SEC, the advance notice provisions of the bylaws shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of stockholders.
In addition, our bylaws require that the stockholder giving notice must also include with respect to such stockholder, each nominee proposed by such stockholder, and any person acting in concert, directly or indirectly, with such stockholder and any person controlling, controlled by or under common control with such stockholder or person acting in concert with such stockholder, (i) the name and address of the stockholder, (ii) the class or series and number of shares which are beneficially owned or held of record by the person, (iii) the nominee holder for and number of, shares beneficially owned but not owned of record by such person, (iv) whether and the extent to which any hedging or other transaction or any other arrangement has been entered into or made the intent or effect of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any share of the Company, (v) if known by the stockholder, the name and address of any other stockholder supporting the nominee or the proposal on the date of such stockholder's proposal, (vi) descriptions of any arrangements or understandings between such persons pursuant to which nominations are to be made and any relationships between the nominating stockholder or any person acting in concert with such stockholder and each proposed nominee, (vii) whether such person intends to solicit proxies in connection with the nomination or proposal, (viii) a brief description of the matter (other than nomination of a director) and the reasons for consideration thereof at the meeting, and (ix) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person named in the proposal or bring such matter before the meeting.
IMPORTANT
If you cannot be present at the meeting, we urge you to PROMPTLY vote your shares by phone, via the internet, or by signing, dating and returning the enclosed Proxy in the enclosed self-addressed envelope. No postage need be affixed if mailed in the United States.

VOTE BY INTERNET· www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE ·1-800-690·6903
MFRI, Inc. 7720 N. Lehigh Avenue Niles, Illinois 60714
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
The Board of Directors recommends you vote    For Withhold For All        To withhold authority to vote for any
FOR the following:                All    All    Except        individual nominee(s), mark "For All
Except" and write the number(s) of the
nominee(s) on the line below.

1.	Election of Directors ☐ ☐ ☐
Nominees
01 David Unger     02 Bradley E. Mautner 03 Dennis Kessler 04 Arnold F. Brookstone 05 Mark A. Zorko
06 Stephen B. Schwartz 07 Michael J. Gade    08 David S. Barrie

The Board of Directors recommends you vote FOR proposals 2 and 3.            For Against Abstain

2.	the adoption of 2013 Omnibus Stock Incentive Plan ☐ ☐ ☐

3.	the approval of the advisory resolution on executive compensation ☐ ☐ ☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

4.	the holding of future advisory votes on executive compensation ☐ 1 year ☐ 2 years ☐ 3 years ☐ Abstain

The Board of Directors recommends you vote FOR the following proposal:
For Against Abstain

5.	ratification of the appointment of Grant Thornton LLP as the Company's ☐ ☐ ☐
independent accountant for the fiscal year ending January 31, 2014.

Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote com.

MFRI, INC.

Annual Meeting of Stockholders
JUNE 20, 2013 10:00 AM Central Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints DAVID UNGER, BRADLEY E. MAUTNER, KARL J. SCHMIDT and MICHAEL D. BENNETT and each of them, proxies with power of substitution and revocation, acting by majority of those present and voting, or if only one is present and voting then that one, to vote, as designated on the reverse side hereof, all of the shares of stock of MFRI, INC. which the undersigned is entitled to vote, at the annual meeting of stockholders to be held at The Hilton Rosemont Chicago O'Hare, 5550 North River Road, Rosemont, Illinois on June 20, 2013 at 10:00 a.m. Central time and at any adjournment thereof, with all the powers the undersigned would possess if present.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted for the election of the director nominees, for proposals 2, 3, 4, and 5 and in the discretion of the proxies upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.